UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 2, 2004
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                            SUNSHINE PCS CORPORATION
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             (Exact name of Registrant as specified in its charter)


            Delaware                      333-50948             13-4141279
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     (State or other jurisdiction       (Commission          (I.R.S. Employer
           of incorporation)            File Number)        entification Number)


359 West 11th Street, Suite 7B, New York, NY                         10014
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code:   (646) 336-1718
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                                 Not Applicable
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          (Former Name or Former Address; if Changed Since Last Report)



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Item 5. Other Events and Required FD Disclosures.

     December 31, 2003, Sunshine PCS Corporation (the "Company") announced that it had completed a sale of its licenses to Cingular Wireless LLC ("Cingular") for $13,750,000. The licenses, which are for the provision of C-Block personal communications services in the Florida cities of Tallahassee, Panama City and Ocala, represent substantially all of the assets of the Company. At the same time, the Company acquired all of its preferred stock and warrants held by Lynch Interactive Corporation for a total purchase price of $7.6 million. The Company's press release dated December 31, 2003 announcing the sale and acquisition is attached hereto as Exhibit 99.1. In addition, the Company acquired all of its Class B Common Stock for $617,787.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits

               99.1 Press release dated December 31, 2003 of the Company.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              SUNSHINE PCS CORPORATION
                                                    (Registrant)
Date: January 2, 2004                         By /s/ Karen E. Johnson
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                                              Name:   Karen E. Johnson
                                              Title:  Chief Executive Officer